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                                                                     EXHIBIT 2.2

                                 April 10, 1997



Pride Petroleum Services, Inc.
1500 City West Boulevard, Suite 400
Houston, Texas 77042

Attention:        Mr. Ray H. Tolson
                  Chairman and Chief Executive Officer

         Re: Asset Purchase Agreement By and Between Noble Drilling Corporation, Noble Drilling (U.S.) Inc., Noble Offshore Corporation, Noble Drilling (Mexico) Inc. and NN-1 Limited Partnership and Pride Petroleum Services, Inc. Dated February 19, 1997 (the "Agreement")

Gentlemen:

         Reference is made to the Agreement and to the letter from Ray H. Tolson to James C. Day dated April 1, 1997 (the "Letter") discussing the proposed financing (the "Financing") by Pride Petroleum Services, Inc. ("Pride") for the transaction. Section 10.19 of the Agreement, among other things, gives Noble Drilling Corporation ("Noble") the right, subject to payment of the $15,000,000 liquidated damages amount provided for in Section 12.2 of the Agreement, to approve any unsolicited Acquisition Proposal (as defined in the Agreement) if required in the exercise of the fiduciary duties of Noble's board of directors, as determined by such board after consultation with its legal counsel.

         In the Letter, Pride requests that Noble consider relinquishment of its right under Section 10.19 to accept an Acquisition Proposal that might occur after the Financing closing (the "Financing Closing") and prior to the June 3, 1997 date provided for in Section 4.1 of the Agreement. The provision in the Agreement for a closing (the "Agreement Closing") no earlier than the June 3rd date was a material term of the Agreement negotiated between the parties.

         Pride has advised Noble that it currently anticipates obtaining its Financing prior to June 3, 1997. Pride agrees that, if the Agreement Closing were to occur prior to June 3, 1997, the Purchase Price (as defined in the Agreement) would need to be increased to compensate Noble for the earnings the Noble rigs being sold to Pride would have otherwise generated for Noble's benefit through and including June 3, 1997 ("Lost Operating Income"). In consideration of Noble's agreement to accelerate the Agreement Closing to occur concurrently with the Financing Closing and to compensate Noble for Lost Operating Income, Pride agrees to pay to Noble as part of the Purchase Price, provided the Acquisition Closing occurs prior to June 3, 1997, an amount equal to the product of (i) the product of (x) $13,636 per day times (y) the number of Rigs working on the date of the Acquisition Closing, times (ii) the number of calendar days from the date of the Acquisition Closing through and including June 3, 1997; provided, however, that if a Rig not working on the date of the Acquisition Closing commences working under a drilling contract on or prior to June 3, 1997, then Pride agrees to pay to Noble promptly after June 3, 1997, as a Purchase Price adjustment, an amount equal to the product of (i) $13,636 per day times (ii) the number of calendar days that such Rig is working during the Post-Closing Adjustment Period (as defined below). If Noble's Weighted Average Dayrate (as defined below) on the date of the Acquisition Closing exceeds $30,000, then Pride agrees to pay to Noble as part of the Purchase Price, provided the Acquisition Closing occurs prior to June 3, 1997, an amount equal to the product of (i) the amount equal to the Weighted Average Dayrate minus $30,000 per day times (ii) the number of calendar days from the date of the Acquisition Closing through and including June 3, 1997, in addition to the amount required pursuant to the preceding sentence. For purposes only of this letter agreement, (A) "working" with respect to a Rig shall mean that the contractor is then entitled to receive a full or reduced dayrate under a

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Pride Petroleum Services, Inc.
April 10, 1997
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drilling contract then in effect and (B) "Weighted Average Dayrate" shall mean the weighted average dayrate for the Rigs that are working on the date of the Acquisition Closing based on the greater of the (a) the contracted dayrate in effect on the date of the Acquisition Closing and (b) the contracted dayrate, if any, that would become effective by contract (from and after such effectiveness) after the date of the Acquisition Closing and prior to June 3, 1997. If after the date of the Acquisition Closing and on or before June 3, 1997 (the "Post-Closing Adjustment Period"), any of the Rigs (other than the Cecil Forbes and the Linn Richardson) is without a drilling contract, then Noble agrees to pay to Pride promptly after June 3, 1997 and receipt of demand from Pride for payment supported by appropriate documentation, as a Purchase Price adjustment, an amount per Rig equal to the product of (i) $17,000 per day times (ii) the number of calendar days during the Post-Closing Adjustment Period that the Rig is without a drilling contract, it being the intention of the parties that post-closing there be no downward adjustment of the Purchase Price so long as a drilling contract is in effect for a Rig, regardless of whether such Rig is earning less than full dayrates (including a zero dayrate) under the drilling contract. The parties agree to allocate such additional amount of the Purchase Price equally among the Rigs that are working on the date of the Acquisition Closing and agree that Schedule 3.4 of the Agreement shall be deemed to be amended to reflect such allocation.

         Except as specified in the immediately preceding paragraph, this letter agreement shall not constitute a modification or waiver of any other provision of the Agreement.

         If the foregoing correctly sets forth our agreement, please execute two copies of this letter in the space provided below and return one executed copy to the undersigned.

                                       Very truly yours,
                                       NOBLE DRILLING CORPORATION

                                       By: /s/ BYRON L. WELLIVER
                                          -------------------------------------
                                           Name:  Byron L. Welliver
                                           Title: Senior Vice President-Finance

                                       NOBLE DRILLING (U.S.) INC.

                                       By: /s/ BYRON L. WELLIVER
                                          -------------------------------------
                                           Name:  Byron L. Welliver
                                           Title: President

                                       NOBLE OFFSHORE CORPORATION

                                       By: /s/ BYRON L. WELLIVER
                                          -------------------------------------
                                           Name:  Byron L. Welliver
                                           Title: Senior Vice President-Finance

                                       NOBLE DRILLING (MEXICO) INC.

                                       By: /s/ BYRON L. WELLIVER
                                          -------------------------------------
                                           Name:  Byron L. Welliver
                                           Title: Senior Vice President-Finance



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Pride Petroleum Services, Inc.
April 10, 1997
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                                       NN-1 LIMITED PARTNERSHIP
                                       By Noble Drilling Corporation,
                                          General Partner

                                       By: /s/ BYRON L. WELLIVER
                                          -------------------------------------
                                           Name:  Byron L. Welliver
                                           Title: Senior Vice President-Finance


ACCEPTED AND AGREED TO as of the date first above written:

PRIDE PETROLEUM SERVICES, INC.

By: /s/ RAY H. TOLSON
   ---------------------------------------
      Name:  Ray H. Tolson
      Title: Chairman and Chief Executive Officer